EXHIBIT 99.2

Lexaria Announces Closing of $3.6 Million Registered Direct Offering Priced At-The-Market Under Nasdaq Rules

Kelowna, British Columbia – February 16, 2024 – Lexaria Bioscience Corp. (Nasdaq: LEXX; LEXXW) (the “Company” or “Lexaria”), a global innovator in drug delivery platforms, today announced that it has closed its previously announced registered direct offering priced at-the-market under Nasdaq rules for the purchase and sale of 1,558,443 shares of common stock (or common stock equivalents in lieu thereof) at a purchase price of $2.31 per share (or per common stock equivalent in lieu thereof). In a concurrent private placement, the Company issued unregistered warrants to purchase up to 1,558,443 shares of common stock at an exercise price of $2.185 per share that are immediately exercisable upon issuance and will expire five years following the date of issuance.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The gross proceeds to the Company from the offering were approximately $3.6 million before deducting placement agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for research and development studies and the patent and legal costs associated thereto, and for general working capital purposes.

The common stock (or common stock equivalents) (but not the unregistered warrants and the shares of common stock underlying the unregistered warrants) described above were offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-262402) that was declared effective by the Securities and Exchange Commission (the “SEC”) on February 4, 2022. The offering of the shares of common stock (or common stock equivalents) was made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the registered direct offering were filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, New York 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

The unregistered warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder and, along with the shares of common stock underlying such unregistered warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the unregistered warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

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This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Lexaria Bioscience Corp. & DehydraTECH

DehydraTECH™ is Lexaria’s patented drug delivery formulation and processing platform technology which improves the way active pharmaceutical ingredients (APIs) enter the bloodstream through oral delivery. Since 2016, Lexaria has developed and investigated DehydraTECH with a variety of beneficial molecules in oral and topical formats.  DehydraTECH has repeatedly demonstrated the ability to increase bio-absorption and has also evidenced an ability to deliver some drugs more effectively across the blood brain barrier, which Lexaria believes to be of particular importance for centrally active compounds. Lexaria operates a licensed in-house research laboratory and holds a robust intellectual property portfolio with 39 patents granted and many patents pending worldwide. For more information, please visit www.lexariabioscience.com.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements. Statements as such term is defined under applicable securities laws. These statements may be identified by words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions. Such forward-looking statements in this press release include, but are not limited to, the intended use of proceeds from the offering, and the Company’s ability to carry out research initiatives, receive regulatory approvals or grants or experience positive effects or results from any research or study. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that the Company will actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements.  As such, you should not place undue reliance on these forward-looking statements.  Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation and regulatory approvals, managing and maintaining growth, the effect of adverse publicity, litigation, competition, scientific discovery, the patent application and approval process, potential adverse effects arising from the testing or use of products utilizing the DehydraTECH technology, the Company’s ability to maintain existing collaborations and realize the benefits thereof, delays or cancellations of planned R&D that could occur related to pandemics or for other reasons, and other factors which may be identified from time to time in the Company's public announcements and periodic filings with the US Securities and Exchange Commission on EDGAR. The Company provides links to third-party websites only as a courtesy to readers and disclaims any responsibility for the thoroughness, accuracy or timeliness of information at third-party websites. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA).  Lexaria-associated products are not intended to diagnose, treat, cure or prevent any disease. Any forward-looking statements contained in this release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements or links to third-party websites contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

INVESTOR CONTACT:

George Jurcic - Head of Investor Relations

ir@lexariabioscience.com

Phone: 250-765-6424, ext 202

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